UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: January 13, 2017

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 13, 2017, Anadarko Petroleum Corporation (“Anadarko”) entered into a First Amendment to the 364-Day Revolving Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the additional lenders party thereto (collectively, the “Lenders”). The Amendment amends that certain 364-Day Revolving Credit Agreement, dated as of January 19, 2016, among Anadarko, as borrower, JPMorgan, as administrative agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citibank, N.A., and Mizuho Bank, Ltd., as co-documentation agents, and the additional lenders party thereto (as so amended, the “Credit Agreement”).
Among other things, the Amendment (i) extends the Maturity Date, as defined in the Credit Agreement, from January 18, 2017 to January 12, 2018, (ii) adds customary language to reflect European Union “bail-in” directive compliance language, and (iii) reflects the assignment and reallocation of commitments among the Lenders.
Affiliates of JPMorgan and certain of the additional Lenders have provided, and may in the future provide, investment and commercial banking and financial advisory services to Anadarko and its affiliates in the ordinary course of business, for which such affiliates have received and may continue to receive customary fees and commissions.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1
First Amendment to 364-Day Revolving Credit Agreement, dated January 13, 2017, among Anadarko Petroleum Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the additional lenders party thereto.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

January 19, 2017	By:	/s/ AMANDA M. McMILLIAN
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
First Amendment to 364-Day Revolving Credit Agreement, dated January 13, 2017, among Anadarko Petroleum Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the additional lenders party thereto.